Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Bell Canada and BCE Inc.

(Exact Name of Registrant as Specified in Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Debt	Debt Securities of Bell Canada (1)	457(o), 456(b) and 457(r)	(1)	(1)	(1)	—	(1)

	Other	Guarantees of BCE Inc. of Bell Canada Debt Securities (1) (2)	457(o), 456(b) and 457(r)	(1)	(1)	(1)	—	(1)(2)

Total Offering Amounts						(1)	—	(1)

Total Fee Offsets							—	US $120,078.13 (3)

Net Fee Due								(4)

(1)

An unspecified indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified indeterminate prices.

(2)	No separate consideration will be received for the guarantee of BCE Inc. of the debt securities of Bell Canada, and so no separate fee will be payable with respect to the guarantee.
(3)	See Table 2 of this Exhibit 107.
(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Co-Registrants are deferring payment of all of the registration fee, except for US$120,078.13 of fees relating to unissued securities under the Co-Registrants’ F-10 shelf registration statement (Registration Statement No. 333-249962), initially filed on November 9, 2020 and declared effective on November 16, 2020 (of which US$76,256.71 were initially paid in connection with the Co-Registrants’ Registration Statement on Form F-10 (No. 333-231698), initially filed on May 23, 2019 and declared effective on May 30, 2019).

Table 2: Fee Offset Claims and Sources

	Form or Filing Type	File Number	Initial Filing Date	Initial Effective Date	Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Sources	F-10	333-249962	November 9, 2020	November 16, 2020	US $43,821.42	US $813,407126.56	US $813,407126.56	(1)
	F-10	333-231698	May 23, 2019	May 30, 2019	US$76,256.71	US$612,503,713	US$612,503,713	(1)

Total Fee Offset Amount					US $120,078.13 (1)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Co-Registrants are deferring payment of all of the registration fee, except for US$120,078.13 of fees relating to unissued securities under the Co-Registrants’ F-10 shelf registration statement (Registration Statement No. 333-249962), initially filed on November 9, 2020 and declared effective on November 16, 2020 (of which US$76,256.71 were initially paid in connection with the Co-Registrants’ Registration Statement on Form F-10 (No. 333-231698), initially filed on May 23, 2019 and declared effective on May 30, 2019).